United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

Diamond Hill Investment Group, Inc. (the "Company") has reported its results of operations for the fiscal quarter ended September 30, 2015, as described in Company's press release dated October 28, 2015, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    In November 2013, the Company announced R. H. Dillon's intention to step down as Chief Executive Officer in January 2016. On October 28, 2015, Mr. Dillon officially informed the Company that he will step down as the Company’s Chief Executive Officer effective December 31, 2015. On that same date, the Company’s board appointed Christopher M. Bingaman to succeed Mr. Dillon as Chief Executive Officer effective January 1, 2016. Mr. Bingaman will also continue as President of the Company, a position he has held since January 1, 2015. Mr. Dillon will continue as chairman of the Company’s board of directors and as a portfolio manager for Diamond Hill Capital Management, Inc. (“DHCM”), the Company’s wholly-owned subsidiary.

Mr. Bingaman, 49, joined DHCM in 2001 and currently serves as its President and as co-portfolio manager of the Diamond Hill Long-Short Fund and Financial Long-Short Fund. He served as Co-Chief Investment Officer of DHCM from December 2011 through December 2014. Mr. Bingaman will continue to serve in these roles after his appointment as Chief Executive Officer of the Company. Mr. Bingaman will receive an annual base salary of $300,000 and will continue to participate in various bonus and equity compensation plans of the Company.

There are no related party transactions disclosable under Item 404 of Regulation S-K between the Company and Mr. Bingaman.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by the Registrant dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	October 28, 2015	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer